EXHIBIT 31.3

Certification of Chief Executive Officer

I, William Scott, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Meridian Holdings Inc. (the “registrant”); and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2026

/s/ William Scott
William Scott
Interim Chief Executive Officer (Principal Executive Officer)